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           SETTLEMENT AGREEMENT DATED AS OF OCTOBER 28, 2005 BETWEEN
                      WILMINGTON TRUST OF PENNSYLVANIA AND
                            ROYAL INDEMNITY COMPANY







                                 EXHIBIT 10.40
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                          SETTLEMENT AGREEMENT

     THIS SETTLEMENT AGREEMENT dated as of October 28, 2005, by and between (a) Wilmington Trust Company of Pennsylvania and (b) Royal Indemnity Company.

                                   BACKGROUND

     A. On January 22, 1999, Royal issued the First Policy. In April 2000, Royal issued the Second Policy. On August 17, 2001, the Second Policy was replaced by the Tail Policy. Disputes arose between the Parties regarding claims made by Wilmington Trust under the Policies for payment.

     B. The disputes under the Policies were included in litigation in the District Court in Wilmington Trust Company of Pennsylvania v. Royal Indemnity Company, Case No. 02 1361 (United States District Court, District of Delaware).

     C. On or about August 6, 2004, Judgment was entered against Royal and in favor of Wilmington Trust in the amount of $12,908,966.43 plus applicable interest and any additional sums that had become due under the Policies.

     D. Thereafter, Royal appealed to the Court of Appeals.

     E. In order to obtain a stay, Royal entered into the Pledge and Security Agreement.

     F. On October 3, 2005, the Court of Appeals entered its Opinion affirming in part and vacating in part, Wilmington Trust Company of Pennsylvania v. Royal Indemnity Company, C.A. No. 04-2207 (United States Court of Appeals for the Third Circuit).

     G. On October 17, 2005, Royal filed a Petition for Rehearing and Rehearing En Banc in the Court of Appeals.

     H. Wilmington Trust and Royal have determined that it is in their mutual interest to settle all of their disputes embodied in and all amounts owing or that may become
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owing pursuant to the District Court's Order and Judgment, and the Court of
Appeals's Judgment, and all amounts owing or that may become owing under or relating to the Policies.

     NOW, THEREFORE, for and in consideration of the promises and mutual covenants and agreements set forth herein and for other good and valuable consideration, the parties, intending to be legally bound hereby, agree:

     1. Definitions. As used in the foregoing recitals and the provisions of this Agreement and all exhibits annexed to this Agreement, the following terms shall have the following meanings:

          (a) "Agreement" shall mean this Settlement Agreement;

          (b) "Court of Appeals" shall mean the United States Court of Appeals for the Third Circuit;

          (c) "Credit Agreement" shall mean that certain Student Loan Warehouse Line of Credit Agreement between SFC Financial LLC, as Borrower, and Wilmington Trust, as Lender, dated January 22, 1999, as the same has been amended or supplemented from time to time;

          (d) "District Court" shall mean the United States District Court for the District of Delaware;

          (e) "District Court's Order" shall mean the Order entered by the District Court on March 26, 2004 with respect to Royal and Wilmington Trust;

          (f) "Effective Date" shall mean the date upon which both Wilmington Trust and Royal have signed this Agreement;

          (g) "Eligible Letters of Credit" and "Eligible Institutions" shall have the meanings ascribed to them in the Pledge and Security Agreement;


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          (h) "First Policy" shall mean Credit Risk Insurance Policy No.
RST321276 issued by Royal to SFC, naming Wilmington Trust as beneficiary;


          (i) "Joint Written Instructions" shall mean joint written instructions from Wilmington Trust and Royal, in the form of Exhibit A-1 hereto, directing JPMorgan to: (a) release the Collateral in the Securities Account from the security interest and lien created under the Pledge and Security Agreement; (b) deliver the Collateral to Royal; and (c) present any Eligible Letters of Credit to any Eligible Institutions that issued them for surrender and termination; "Alternative Joint Written Instructions" shall mean joint written instructions from Wilmington Trust and Royal, in the form of Exhibit A-2 hereto, to be used solely in the event that Royal fails to pay the Settlement Sum by the Payment Date, directing JPMorgan to: (a) liquidate so much of the Collateral in the Securities Account as is necessary to raise the Settlement Sum, and pay the Settlement Sum to Wilmington Trust; and promptly thereafter (b) release the remaining Collateral in the Securities Account from the security interest and lien created under the Pledge and Security Agreement; (c) deliver the remaining Collateral to Royal; and (d) present any Eligible Letters of Credit to any Eligible Institutions that issued them for surrender and termination;

          (j) "JPMorgan" shall mean JPMorgan Chase Bank, the Securities Intermediary under the Pledge and Security Agreement;

          (k) "Judgment" shall mean Final Judgment Pursuant to Rule 54(b) entered by the District Court on August 6, 2004, against Royal and in favor of Wilmington Trust;

          (l) "NCO Financial" shall mean NCO Financial Systems, Inc.;

          (m) "NCO Financial Servicing Agreement" shall mean the agreement between Wilmington Trust and NCO Financial dated August 16, 2002, as supplemented by an


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Addendum dated August 16, 2002 and amended by an Addendum dated August 19, 2002, relating to the servicing of the Student Loans;

          (n) "Other Student Loans" shall mean all of the student loans purchased by SFC or any SFC Securitization Entity, acquired by SFC or any SFC Securitization Entity or submitted for securitization by SFC or any SFC Securitization Entity, except for the Student Loans;

          (o) "Parties" shall mean Wilmington Trust and Royal;

          (p) "Payment Date" shall mean the date ten (10) business days after the Effective Date;

          (q) "Pledge and Security Agreement" shall mean that certain Pledge and Security Agreement dated as of May 26, 2004 among JPMorgan, Wilmington Trust, and Royal;

          (r) "Policies" shall mean the First Policy, the Second Policy, and the Tail Policy;

          (s) "Releases" shall mean the releases annexed hereto as Exhibits C &
D;

          (t) "Royal" shall mean Royal Indemnity Company;

          (u) "Second Policy" shall mean Credit Risk Insurance Policy RST147522 issued by Royal to SFC, naming Wilmington Trust as beneficiary, which was replaced by the Tail Policy;

          (v) "Settlement Sum" shall mean the sum of Eleven Million Dollars ($11,000,000);

          (w) "SFC" shall mean Student Finance Corporation;


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          (x) "SFC Bankruptcy" shall mean the Chapter 7 bankruptcy proceeding captioned In re Student Finance Corporation, Debtor, Case No. 02-11620, pending before the United States Bankruptcy Court for the District of Delaware;

          (y) "SFC Securitization Entity" shall mean SFC Acceptance II, LLC, SFC Acceptance III, LLC, SFC Acceptance IV, LLC, SFC Acceptance V, LLC, SFC Acceptance VI, LLC, SFC Acceptance VII, LLC, SFC Acceptance VIII, LLC, SFC Acceptance IX, LLC, SFC Financial I, LLC, SFC Financial II, LLC, and any other entities formed for the purpose of purchasing Other Student Loans, acquiring Other Student Loans, or submitting Other Student Loans for securitization;

          (z) "SFC Trustee" shall mean the Chapter 7 Trustee in the SFC Bankruptcy;

          (aa) "Student Loans" shall mean (i) all of the performing and nonperforming student loans that have been pledged to Wilmington Trust from time to time pursuant to the Credit Agreement, except those student loans that, after being pledged to Wilmington Trust, were thereafter included in a securitization and removed from the pledge to Wilmington Trust (ii) any note, document, chattel paper or other instrument evidencing such student loans, (iii) all instruments, general intangibles, property, rights, proceeds and payments relating to such student loans, (iv) all payments and prepayments of principal, interest and other income due or to become due on any of such student loans, and (v) all right, title and interest of every nature whatsoever of Wilmington Trust in and to the same and every part of such property including, without limitation, all rights, liens and security interests existing with respect thereto or as security therefor, and all prepayment premiums and late payment charges with respect thereto, excluding any and all payments received prior to the Payment Date;


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          (bb) "Successor Servicing Agreements" shall mean the Wells Fargo
Financial Servicing Agreement and the NCO Financial Servicing Agreement;

          (cc) "Tail Policy" shall mean Credit Risk Insurance Policy RST147533 issued by Royal to SFC naming Wilmington Trust as beneficiary, replacing the Second Policy;

          (dd) "Wells Fargo Financial" shall mean Wells Fargo Financial Servicing Solutions, LLC;

          (ee) "Wells Fargo Financial Servicing Agreement" shall mean the agreement between Wilmington Trust and Wells Fargo Financial dated June (with no day stated) 2002 relating to the servicing of the Student Loans; and

          (ff) "Wilmington Trust" shall mean Wilmington Trust Company of Pennsylvania.

     2. Binding Agreement. This Agreement shall become valid and binding upon the Effective Date, and shall remain valid and binding whether or not, prior to the completion of all actions contemplated by this Agreement (including, without limitation, the payment of the Settlement Sum and the release of the Collateral), events occur that would or could otherwise affect the obligations of Wilmington Trust and Royal to each other (including, without limitation, a decision by the Court of Appeals on Royal's Petition for Rehearing and Rehearing En Banc).

     3. Compromise. This Agreement reflects the settlement and compromise of disputed claims, and does not constitute an acknowledgement or admission by any party of the validity or invalidity of any claim or defense, and does not constitute an acknowledgement or admission by Royal of the validity of the Policies or any claim thereunder.


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     4. Settlement Sum. Within ten (10) business days after the Effective Date, in full settlement of all amounts owing or that may become owing to Wilmington Trust under the District Court's Order and Judgment, and all amounts claimed to be owing under the Policies, Royal shall pay Wilmington Trust the Settlement Sum by wiring Eleven Million Dollars ($11,000,000) (without deduction for transfer or other fees) to Wilmington Trust pursuant to the following wiring instructions:

          Wilmington Trust of Pennsylvania
          Wilmington, Delaware 19890
          ABA # 031901929
          Pennsylvania Clearing Account #100410
          For further credit to SFC Financial I LLC, account # 400-7416032-2001
          Attn.: Anthony D'Imperio

     5. Joint Written Instructions and Liquidation of Collateral.

          (a) Upon the Effective Date, and prior to Wilmington Trust's receipt of the Settlement Sum, Royal and Wilmington Trust shall jointly seek the approval of JPMorgan of the form of the Joint Written Instructions and the Alternative Joint Written Instructions, to ensure JPMorgan's expeditious compliance with the Joint Written Instructions or the Alternative Joint Written Instructions upon execution and subsequent delivery.

          (b) If Royal pays the Settlement Sum on or before the Payment Date, Royal and Wilmington Trust shall immediately deliver the Joint Written Instructions to JPMorgan and shall destroy the Alternative Joint Written Instructions.

          (c) In the event that Royal fails to pay the Settlement Sum on or before the Payment Date, Wilmington Trust and Royal shall immediately deliver the Alternative Joint Written Instructions to JPMorgan and shall destroy the Joint Written Instructions.


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          (d) Until Royal pays the Settlement Sum, Cozen O'Connor, as attorneys for Wilmington Trust, shall hold the executed Joint Written Instructions and executed Alternative Joint Written Instructions in escrow.

          (e) In the event that the Alternative Joint Written Instructions are used, and the proceeds from the liquidation of the Collateral are insufficient to pay the Settlement Sum in full, Wilmington Trust shall give Notice to Royal of the amount of any deficiency, and shall transmit to Royal a copy of the wire transfer advice reflecting the amount of the wire transfer that it received as a result of liquidation of the Collateral, and Royal shall pay such deficiency within five (5) business days.

     6. Cancellation and Termination of Policies. Upon Wilmington Trust's receipt of the Settlement Sum (whether through payment by Royal or pursuant to the Alternative Joint Written Instructions), the Policies shall be automatically and irrevocably cancelled and terminated, and Wilmington Trust shall return the original Policies to Royal (however, if Wilmington Trust fails to return the original Policies to Royal, such failure shall not affect the automatic and irrevocable cancellation and termination of the Policies).

     7. Student Loans. Effective upon Wilmington Trust's receipt of the Settlement Sum (whether through payment by Royal or pursuant to the Alternative Joint Written Instructions), Wilmington Trust shall assign all of its right, title and interest in and to the Student Loans, without representation, warranty or recourse of any kind, to Royal. The assignment shall be in the form of Exhibit B-1. Wilmington Trust represents to Royal that (a) Wells Fargo Financial and NCO Financial have been the successor servicers of the Student Loans pursuant to their respective Successor Servicing Agreements and Wilmington Trust has provided to Royal copies of all agreements relating to the servicing of the Student Loans, (b) Wilmington Trust has


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provided to Royal all information as of September 30, 2005 that has been made available to Wilmington Trust by Wells Fargo Financial and NCO Financial regarding the Student Loans (including, without limitation, as of September 30, 2005 the aggregate amount of the Student Loans that are performing, and which Student Loans are performing), and (c) while Wilmington Trust has not sought to independently verify such information, Wilmington Trust has no reason to doubt its accuracy and Wilmington Trust has received no notices since September 30, 2005 regarding the illegitimacy of the performing Student Loans (such as a letter from a borrower on a performing Student Loan stating that he had not been a student at a school operated by the CDI Defendants, or had not undertaken the loan). Wilmington Trust shall also execute such other documentation as may be reasonably required by Royal to evidence the assignment of such Student Loans, including instructions to any servicer of such Student Loans. If Royal so desires, Wilmington Trust shall at Royal's expense remove Wells Fargo Financial and/or NCO Financial as servicer(s) of the Student Loans and designate servicer(s) chosen by Royal. If Royal so desires, Wilmington Trust shall assign either or both of the Successor Servicing Agreements to Royal. Wilmington Trust represents that all fees and expenses relating to the servicing of the Student Loans including, without limitation, all fees and expenses of Wells Fargo Financial and NCO Financial have been paid for all services rendered through the Payment Date. Any funds received by Wells Fargo Financial and NCO Financial on the Student Loans on or after the Payment Date (net of Wells Fargo Financial and NCO Financial's respective servicing fees) shall be paid to Royal.

     8. Rights Against Andrew Yao, Lore Yao, Thomas Whelans, and Joseph Gallo. Effective upon Wilmington Trust's receipt of the Settlement Sum (whether through payment by Royal or pursuant to the Alternative Joint Written Instructions), Wilmington Trust


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shall assign all of its right, title and interest in and to its causes of action, rights, claims, judgments, and remedies against Andrew Yao, Lore Yao, Thomas Whelans, and Joseph Gallo, including but not limited to (a) all causes of action, rights, claims, judgments, and remedies in Wilmington Trust Company of Pennsylvania v. Andrew N. Yao, et al., No. 03-10188 (Court of Common Pleas, Montgomery County, Pennsylvania) (the "Montgomery County Action"), including, without limitation, the Consent Judgment and Order dated May 25, 2005 (the "Pennsylvania Consent Judgment and Order"); (b) all causes of action, rights, claims, judgments, and remedies in Wilmington Trust Company of Pennsylvania v. Andrew N. Yao, et al., NACV2005-00027 (Superior Court, Nantucket, Commonwealth of Massachusetts); and (c) all causes of action, rights, claims, judgments, and remedies relating to or against the real property known as 209 and 209R Polpis Road, Nantucket Town and County, Commonwealth of Massachusetts (the "Nantucket Property"), which was part of the subject matter of the Pennsylvania Consent Judgment and Order, and all interests in and to the Nantucket Property. Wilmington Trust has advised Royal, with respect to the Montgomery County Action, that: (a) although it has obtained a judgment against Thomas Whelans, it is aware of no assets owned by Mr. Whelans, who has died, (b) the claims against Joseph Gallo in the Montgomery County Action were withdrawn, and (c) with the entry of the Pennsylvania Consent Judgment and Order, there are no pending proceedings in the Montgomery County Action. The assignment shall be in the form of Exhibit B-2.

     9. Royal's Release to Wilmington Trust. Upon Wilmington Trust's receipt of the Settlement Sum (whether through payment by Royal or pursuant to the Alternative Joint Written Instructions), and the filing in the courts of Exhibits E and F (described below), Royal


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shall provide Wilmington Trust with the executed Release in the form of Exhibit
C, the terms of which are incorporated by this reference into this Agreement.

     10. Wilmington Trust's Release to Royal. Upon Wilmington Trust's receipt of the Settlement Sum (whether through payment by Royal or pursuant to the Alternative Joint Written Instructions), and the filing in the courts of Exhibits E and F (described below), Wilmington Trust shall provide Royal with the executed Release in the form of Exhibit D, the terms of which are incorporated by this reference into this Agreement.

     11. Notice to the District Court and Court of Appeals, Withdrawal of Petition for Rehearing, and Satisfaction of Judgment. Wilmington Trust and Royal shall file Exhibit E in the District Court and shall simultaneously file Exhibit F in the Court of Appeals promptly after Wilmington Trust's receipt of the Settlement Sum (whether through payment by Royal or pursuant to the Alternative Joint Written Instructions).

     12. Authorization. (a) Royal represents that (i) it is duly authorized to execute this Agreement and to enter into the settlement described herein and the Releases and other documents annexed hereto and (ii) it has obtained all approvals and consents necessary to take such actions. (b) Wilmington Trust represents that (i) it is duly authorized to execute this Agreement and to enter into the settlement described herein and the Releases and other documents annexed hereto and (ii) it has obtained all approvals and consents to execute this Agreement and to enter into the settlement described herein and the Releases and other documents annexed hereto.

     13. Governing Law and Retention of Jurisdiction. This Agreement, and all claims and disputes arising in connection with this Agreement or the transactions contemplated hereby, shall be governed by and construed in accordance with the laws of the State of Delaware


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without giving effect to conflicts of laws principles. The parties agree that the District Court shall retain jurisdiction to enforce this Agreement and all exhibits hereto.

     14. Multiple Counterparts. This Agreement may be executed in two counterparts, both of which shall constitute collectively one agreement.

     15. Entire Agreement; Amendments. This Agreement and the Releases and other documents annexed hereto contain all the representations and warranties, express and implied, oral and written, of the parties and constitute the entire understanding and agreement between the parties with respect to the subject matter hereof and thereof. No other agreements, covenants, representations or warranties, express or implied, oral or written, have been made by either party with respect to the subject matter of this Agreement and the Releases and other documents annexed hereto. All prior and contemporaneous conversations, negotiations, proposed agreements, representations, covenants and warranties with respect to the subject matter hereof and the Releases and other documents annexed hereto are merged herein, waived, superseded and replaced in total by this Agreement and the Releases and other documents annexed hereto. This Agreement and the Releases and other documents annexed hereto have been jointly drafted by the Parties and their counsel. This is an integrated agreement. No amendment, waiver or modification of any provision of this Agreement and the Releases and other documents annexed hereto shall be effective unless the same shall be in writing and signed by both of the parties. The parties agree to execute such additional documents as may be necessary to bring into effect the terms and conditions of this Agreement.


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          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date hereof.

                                        ROYAL INDEMNITY COMPANY


                                        By: /s/ Christopher A. Benson
                                            ------------------------------------
                                        Name: Christopher A. Benson
                                              ----------------------------------
                                        Title: V.P., Assistant General Counsel
                                               ---------------------------------


                                        WILMINGTON TRUST COMPANY OF PENNSYLVANIA


                                        By: /s/ Anthony D'Imperio
                                            ------------------------------------
                                        Name: Anthony D'Imperio
                                              ----------------------------------
                                        Title: VP
                                               ---------------------------------


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